                                                                    Exhibit 21.1


                      SUBSIDIARIES OF STONEPATH GROUP, INC.

Name of Subsidiary                                      State of Incorporation

Net Value, Inc.                                         Delaware

Stonepath Operations, Inc.                              Delaware

Stonepath Logistics Domestic                            Delaware
   Services, Inc.

Stonepath Logistics International                       Delaware
   Services, Inc.

M.G.R., Inc.                                            Minneapolis

Distribution Services, Inc.                             Minneapolis

Contract Air, Inc.                                      Minneapolis

Stonepath Logistics International                       Washington
   Services, Inc.

Global Container Line, Inc.                             Washington

United American Acquisitions and                        Michigan
   Management, Inc.

Stonepath Logistics Government                          Virginia
   Services, Inc.

Stonepath Holdings (Hong Kong) Limited                  Hong Kong

G Link Express Logistics (Singapore)                    Singapore
   Pte. Ltd.

G Link Express Logistics (Penang)                       Malaysia
   Sdn. Bhd.

G Link Express Logistics (KL)                           Malaysia
   Sdn. Bhd.

G Link Express Logistics (JB)                           Malaysia
   Sdn. Bhd.

Planet Logistics Express (Singapore) Pte. Ltd.          Singapore

Group Logistics Pte. Ltd.                               Singapore

Shaanxi Sunshine Cargo Services                         PRC
   International Co. Ltd.